United States Securities and Exchange Commission
                             Washington, D.C.  20549

                                                      Registration No. 333-41938

                         POST-EFFECTIVE AMENDMENT NO. 3

                                       TO

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          INTEGRAL TECHNOLOGIES, INC.
      ---------------------------------------------------------------------
                 (Name of small business issuer in its charter)

            Nevada                          3663                 98-0163519
-----------------------------  ----------------------------  ------------------
  (State or jurisdiction of    (Primary Standard Industrial    I.R.S. Employer
 incorporation or organization  Classification Code Number)  Identification No.

                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                                 (360) 752-1982
                                 --------------
          (Address and telephone number of principal executive offices)

                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                          ----------------------------
       (Address of principal place of business or intended principal place of business)

                                 William A. Ince
                          805 W. Orchard Drive, Suite 3
                          Bellingham, Washington 98225
                                 (360) 752-1982
                                 --------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
                               Troy A. Young, Esq.
                            Futro & Associates, P.C.
                       1401 Seventeenth Street, 11th Floor
                             Denver, Colorado  80202
                              phone: (303) 295-3360
                            facsimile: (303) 295-1563
                               ____________________

                          DEREGISTRATION OF SECURITIES
                    AND WITHDRAWAL OF REGISTRATION STATEMENT

     On July 21, 2000, Integral Technologies, Inc., a Nevada corporation (the "Company") filed with the Securities and Exchange Commission ("SEC") a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, registering up to 16,470,000 shares of the Company's common stock, par value $.001 per share (the "Offered Shares"), to be sold from time to time by certain selling security holders.

     The Registration Statement was declared effective August 9, 2000, by the SEC. The Company subsequently filed Post-Effective Amendment No. 1 on November 16, 2001, which was declared effective on November 28, 2001, by the SEC; and then filed Post-Effective Amendment No. 2 on December 19, 2002, which was declared effective on January 6, 2003, by the SEC.

     In accordance with the undertaking of the Company set forth in Part II of the Registration Statement, the Company hereby deregisters the Offered Shares that remain unsold as of the date hereof pursuant to this Post-Effective Amendment No. 3 to the Registration Statement. In addition, in accordance with Rules 477 and 478 of the Securities Act of 1933, as amended, the Company hereby withdraws the Registration Statement (and Post-Effective Amendments No. 1 and No. 2).



                                   SIGNATURES

     In accordance with the Securities Act of 1933, as amended, and Rule 478, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, in the City of Bellingham, State of Washington, on February 6, 2004.

                             INTEGRAL TECHNOLOGIES, INC.

                                    /s/ William S. Robinson
                             By:    ------------------------------------
                                    William S. Robinson, Chief Executive Officer

     In accordance with the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name                                     Title                        Date
----                                     -----                        ----

/s/ William S. Robinson
-----------------------  Chairman, Chief Executive
William S. Robinson      Officer, Treasurer and Director        February 6, 2004


/s/ William A. Ince
--------------------     President, Secretary, Chief Financial
William A. Ince          Officer and Director                   February 6, 2004




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